UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2007

Solomon Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50532	52-1812208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 L & R Industrial Boulevard
Tarpon Springs, Florida 34689
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (727) 934-8778

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements:

Some of the statements in this report are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words:

- "may"
- "will"
- "should"
- "estimates"
- "plans"
- "expects"
- "believes"
- "intends"

and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. Potential risks and uncertainties that could affect our future operating results include, but are not limited to, the risks identified and discussed from time to time in our filings with the Securities and Exchange Commission.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

David J. Parcells, a director of Solomon Technologies, Inc. (the “Company”), passed away on April 21, 2007.

Mr. Parcells had been a director of the Company since September 2005. He was an independent director, under the definition set forth in NASDAQ Marketplace Rule 4200, and served on the company’s audit and compensation committees.

Starting in December 2003, Mr. Parcells served as Chief Financial Officer of Garrity Industries, Inc, a privately held manufacturer and leading supplier of flashlights under the Garrity brand name. From January 2000 to September 2003, Mr. Parcells was Vice President and Chief Financial Officer for eLOT, Inc., a publicly traded internet company serving the lottery industry. From September 1998 to January 2000, he was President and Chief Financial Officer of Sentinel Business Systems, a privately held bar code data collection software provider and systems integrator. Mr. Parcells was a Certified Public Accountant and held a BS degree in Accounting from Providence College. Mr. Parcells was a substantial contributor to Solomon’s strategy development, was a key director on its audit committee and gave much time to charity.

Mr. Parcells died Saturday after pulling out of the 24-mile Tampa Bay Marathon swim in St. Petersburg, Florida. Mr. Parcells, a veteran long-distance swimmer, complained of feeling sick and left the water about four hours into the race. It was his eighth time competing in the event he had won in 2003.

Although Mr. Parcells had been diagnosed with multiple sclerosis last fall, he continued to train and swim. Among Mr. Parcells' plans was an August swim around the island of Jersey off the coast of France to raise money for Bridgeport, Connecticut’s St. Vincent's Medical Center Foundation, which helps cancer patients and their families.

Mr. Parcells had completed double crossings of the approximately 21-mile English Channel before teaming up nearly three years ago to attempt a triple crossing to raise money for St. Vincent's. A former triathlete who completed the Hawaii Ironman in 1989, Mr. Parcells gave up running and biking after his sixth knee operation in 1995. He focused on swimming, and in 2002 became the oldest person, at 44, to complete a double crossing of the English Channel, doing it in 21 hours, 30 minutes.

Mr. Parcells was the race director for a number of triathlons and swims, including the Swim Across the Sound, which also raised money for St. Vincent's.

Mr. Parcells was instrumental in getting people involved in open-water swimming. He is survived by two children.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLOMON TECHNOLOGIES, INC.
(Registrant)

Dated: April 26, 2007	By:	/s/ Gary G. Brandt
Gary G. Brandt
Chief Executive Officer
(Principal Executive Officer)